LEGG MASON PARTNERS INVESTMENT FUNDS, INC.

LMP Government Securities Fund Inc.


Sub-Item 77C

Registrant incorporates by reference Registrant's
Additional definitive proxy soliciting
materials and rule 14(a)(12) material
dated October 20, 2006 filed on October 20, 2006.
(Accession No. 0001193125-06-211740)